EXHIBIT 10.8
                                                                    ------------

                   RULES OF THE EXTENDED SYSTEMS INCORPORATED
                        2001 APPROVED SHARE OPTION SCHEME
                        ---------------------------------


DEFINITIONS AND INTERPRETATION
------------------------------

IN THESE RULES THE FOLLOWING WORDS AND EXPRESSIONS HAVE THE FOLLOWING MEANINGS:

         "ADOPTION DATE" the date on which the Scheme is adopted by the Company in general meeting.

         "APPROPRIATE PERIOD" means:

         (a) in a case to which rule 7.1 applies, the period of six months commencing on the date when the person making the offer referred to in that rule obtains Control of the Company and any conditions subject to which the offer is made have been satisfied;

         (b) in a case falling within rule 7.2, the period of six months commencing on the date on which the court sanctions the compromise or arrangement described in rule 7.2.

         "ASSOCIATED COMPANY" the meaning given in Section 416 of ICTA.

         "BOARD" the Board of Directors of the Company or, save for the purposes of rule 11.4, the Committee or any other duly constituted committee of the said Board of Directors.

         "COMPANY" Extended Systems Incorporated is registered in the State of Delaware in the United States of America and whose head office is situated at 5777 N. Meeker Avenue, Boise, Idaho 83713, USA.

         "COMMITTEE" the remuneration committee from time to time of the Board.

         "CONTROL" the meaning given in Section 840 of ICTA 1988.

         "DATE OF GRANT" in relation to any Option the date on which that Option is, was, or is to be granted under the Scheme.

         "ELIGIBLE EMPLOYEE" any director of any Participating Company who is required to devote to his duties not less than 25 hours per week (excluding meal breaks) or any employee (other than one who is a director) of any Participating Company, provided that the director or employee is not precluded by paragraph 8 of Schedule 9 from participating in the Scheme.

         "EXERCISE PRICE" means the price at which each Share subject to an Option may be acquired, being (subject to Rule 9) not less than the Market Value of a Share on the Date of Grant, provided that, if Shares are to be subscribed, the Exercise Price will be not less than the nominal value of a Share.

         "EXTENDED SYSTEMS INCORPORATED GROUP" means Extended Systems Incorporated and its subsidiaries from time to time.

         "INDEMNIFIED PERSONS" the Company or any member of the group of companies of which the Company is a member (a "Group Company"), any associated company, any trustee of an employee benefit trust established in respect of the Company, and/or any Group Company, and/or associated company.

         "INDEMNITY" the indemnification to the extent it is permitted by law given by the Optionholder (or, as the case may be his personal representative(s)) to the Indemnified Persons on the exercise of an Option in whole or in part, to indemnify and keep indemnified the Indemnified Persons in respect of any charges, tax or liability charged to suffered or incurred by the Indemnified Persons that relates to the liability of the Optionholder arising from the grant, exercise or cancellation of any Option or related rights under this scheme.

         "ICTA" the Income and Corporation Taxes Act 1988 which applies to Optionholders in the United Kingdom.

         "MARKET VALUE" in relation to a Share on any day means the market value of a Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed on or before that day with the Shares Valuation Division of the Inland Revenue.

         "MATERIAL INTEREST" the meaning given in section 187(3) ICTA.

         "INSIDER DEALING CODE" means any legislation in the United States (US) or outside the US or agreement, arrangement, condition or contract adopted or entered into by, or which regulates the Company and its employees or directors in relation to insider dealing.

         "OFFICIALLY LISTED" means admitted to the Official List of the UK Listing Authority and admitted to trading by the Stock Exchange.

         "OPTION" a right to acquire Shares granted (or to be granted) in accordance with the rules of this Scheme.

         "OPTION CERTIFICATE" a certificate issued to an Optionholder in accordance with rule 2.

         "OPTION PERIOD" a period between the first vesting period mentioned in the Vesting Schedule and tenth anniversary of the Date of Grant.

         "OPTIONHOLDER" an individual to whom an Option (including, without limitation, a New Option as defined in Rule 8) has been granted or to his Personal Representatives.

         "PARTICIPATING COMPANY" the Company and any other company situated in the United Kingdom of which the Company has Control.

         "PERSONAL REPRESENTATIVES" in relation to an Optionholder, the Optionholder's legal personal representatives (being either the executors of his will to whom a valid grant of probate has been made or the duly appointed administrators of his estate) who in either case have provided the Board with satisfactory evidence of their appointment.

         "RULES" means the rules of the Scheme as from time to time amended. "SCHEDULE 9" Schedule 9 ICTA 1988.

         "SCHEME" The Extended Systems Incorporated Approved Share Option Scheme as constituted and governed by these Rules as from time to time amended.

         "SHARE" an ordinary share in the capital of the Company which satisfies the conditions specified in paragraphs 10-14 inclusive of Schedule 9.

         "STOCK EXCHANGE" the Nasdaq National Market or The Nasdaq Small Capital Market of The Nasdaq Stock Market.

         "SUBSISTING OPTION" an Option which has neither lapsed nor been exercised.

         "VESTING SCHEDULE" means a schedule which specifies the percentage of Shares in respect of which an Option shall become exerciseable at different times during the Option Period.

Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

References to rules are to the rules of this Scheme.

GRANT OF OPTIONS
----------------

Subject to earlier termination of the Scheme by the Company and subject to the Scheme having been approved by the Commissioners of the Inland Revenue pursuant to Schedule 9, at any time or times and in any case not earlier than the Adoption Date nor later than the tenth anniversary thereof the Board may in its absolute discretion select any individual who is an Eligible Employee and grant that Eligible Employee an Option by issuing to him an Option Certificate in such manner as shall take effect as a legally binding agreement and which is signed by the Corporate Secretary and Chief Executive Officer. The Option Certificate will form part of the Rules, and shall be in such form as the Board shall determine from time to time (subject to the approval of the Inland Revenue and shall state:

            2.1.1       the Date of Grant;

            2.1.2       the number of Shares subject to the Option;

            2.1.3 the Exercise Price in respect of each Share under the Option;

            2.1.4 any performance-related conditions or other conditions ("the Conditions") to which the exercise of the Option is subject; and

            2.1.5       any Vesting Schedule.

For the avoidance of doubt the grant of an Option in accordance with Rule 2.1 can, subject to Rule 2.6, be made at any time to an Eligible Employee.

Each Eligible Employee to whom an Option is granted may within 30 days of the Date of Grant accept the Option by signing and returning one copy of the Option Certificate to the Company, or such other person as the Company shall direct. In the absence of such acceptance, the Option will be deemed never to have been granted under the Scheme.

The maximum number of Shares over which that individual may be granted an Option will be determined at the absolute discretion of the Board subject to Rule 4.

The exercise of any Option granted pursuant to Rule 2.1 shall be subject always to the Company achieving the appropriate objective performance criteria as determined by the Company in accordance with the Rule 3 (performance related conditions of exercise).

No Option shall be granted:

            2.6.1 to any Optionholder at a time when it would be in breach of the Insider Dealing Code;


            2.6.2 after the earlier of the expiry of the period of ten years from the Adoption Date and the termination of the Plan by a resolution of the Board or of the Company in general meeting;

The maximum period between the determination of the Market Value of the Shares which is used to calculate the Exercise Price and the date of grant of an Option is thirty days.

No Option may be transferred, assigned or charged (save for any transfer or assignment to the Personal Representatives of an Optionholder who has died) and any purported transfer, assignment or charge shall cause the Option to lapse immediately. Each Option certificate shall carry a statement to this effect.

Optionholders are not required to pay for the grant of an Option.

PERFORMANCE-RELATED CONDITIONS OF EXERCISE
------------------------------------------

Subject to the following provisions of this Rule 3, the Board may, at its discretion, determine that the vesting and/or exercise of any Option shall be conditional upon the satisfaction of such objective criteria relating to the performance of the Company and/or any Associated Company and/or the Optionholder as the Board may decide at the Date of Grant.

Any conditions imposed in accordance with Rule 3.1 that relate to the vesting of an Option may provide for that Option to vest at such times and in such proportions as the Board may determine.

No Conditions shall be determined or amended in relation to any Option granted to a director of any Participating Company without the consent of the Committee.

The Board may amend any Conditions to which a Subsisting Option is subject if events occur which cause the Board acting fairly and reasonably to consider that:

            3.4.1 the Conditions provide a materially less effective incentive than they did at the Date of Grant; or

            3.4.2 the Conditions are no longer appropriate following the occurrence of any event involving the Company, any Associated Company or the Optionholder (including, without limitation any event described in Rules 7 or 8); and

            3.4.3 in either case, the amended Conditions are no more difficult to satisfy than the original Conditions when first set.

INDIVIDUAL LIMITS ON OPTION GRANTS
----------------------------------

Any Option granted to an Eligible Employee shall be limited and take effect so that the aggregate Market Value of the Shares subject to that Option, when aggregated with:

            4.1.1       the Market Value of Shares subject to Subsisting
                        Options; and

            4.1.2 the aggregate market value of any shares which the Eligible Employee may acquire by exercising options granted under any other scheme which has been established by the Company or any Associated Company and approved under Schedule 9 (other than any savings-related option scheme)

            does not exceed (pound)30,000, or such other limit imposed from time to time under paragraph 28(1) of Schedule 9.

            For the purposes of this Rule 4, the market value of shares shall be calculated as at the time the options in relation to those Shares were granted or such earlier time as may have been agreed with the Inland Revenue.

SCHEME LIMITS
-------------

            The Board will decide the maximum number of Shares which may be placed under Option under this Scheme.

EXERCISE OF OPTIONS
-------------------

Subject to Rule 7 and Rule 8 but notwithstanding the remaining provisions of this Rule 6, no Option may be exercised at any time unless any Conditions to which that Option is subject have been satisfied.

If the exercise of Options or the allotment or transfer of Shares to an Optionholder could be in contravention of the Insider Dealing Code, or any securities, exchange control, tax or other laws which may be applicable to the Extended Systems Incorporated Group, or any Optionholder, such exercise, allotment or transfer shall be deferred until such time when such exercise, allotment or transfer would not be in contravention of the above. The Option may be exercised and/or the Shares allotted or transferred to the Optionholder as soon as reasonably practicable following the first date on which the exercise, allotment or transfer would not be in such contravention.

If and so long as the Shares are listed on the Stock Exchange or any other stock exchange, the Company shall apply for any Shares allotted under this Scheme to be admitted to the list of such exchange.

Every exercise of an Option, whether in whole or in part must comply with the provisions of Rule 10.

Any Option which has not lapsed may in accordance with any Vesting Schedule be exercised in whole or in part at any time following the earliest of the following events:

            6.5.1       the commencement of the relevant Option Period;

            6.5.2       the death of the Optionholder;

            6.5.3 the Optionholder ceasing to be a director or employee of any Participating Company by reason of injury, disability or ill health (evidenced to the satisfaction of the Board);

            6.5.4 redundancy or retirement on reaching age 65 or any earlier age at which he is bound to retire in accordance with the terms of his contract of employment or in the case of a non-executive director his letter of appointment;

            6.5.5 the date of any resolution by the Board to allow the exercise of an Option by any Optionholder who has ceased to be a director or employee of any Participating Company for any reason other than one specified in Rules
                        6.5.3 and 6.5.4.

            6.5.6       the occurrence of the event specified in Rule 7.

An Option shall lapse on the earliest of the following events:

            6.6.1 the day immediately before the tenth anniversary of the Date of the Grant;

            6.6.2 the day immediately before the first anniversary of the Optionholder's death;

            6.6.3 the day immediately before the first anniversary of the date the Optionholder ceased to be a director or employee of any participating Company for any reason specified in Rule 6.5.3;

            6.6.4 three months after the date on which an Optionholder has ceased to be a director or employee of any Participating Company for any reason specified in Rule 6.5.4;

            6.6.5       unless the Board has previously resolved under Rule
                        6.5.5 that the Option may be exercised, the date on which an Optionholder ceases to be a director or employee of any Participating Company other than by reason referred to in Rules 6.5.3 or 6.5.4 above;

            6.6.6 the expiry of the period specified by the Board in a resolution made pursuant to Rule 6. 5.5 as the period during which the Option may be exercised;

            6.6.7 unless a release has been offered under Rule 8 15 days after the date any person has obtained control of the Company;

            6.6.8       the Optionholder being adjudicated bankrupt;

An Option which is subject to Conditions will lapse to the extent that it does not vest or does not become exercisable as a result of any Conditions not being satisfied. The date on which such Option lapses whether in whole or in part, shall be the first date on which it is apparent to the Board that the Conditions cannot be satisfied.

MERGER OR ASSET SALE AND LIQUIDATIONS
-------------------------------------

If any person obtains Control of the Company as a result of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company the vested portion of any unexercised Option may be exercised only if no release is offered under Rule 8 on the earlier of the end of the Option Period and the Appropriate Period. If unexercised after this period, the Option will lapse without further notice. For the purposes of this Rule 7.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained control of it.

In the event the Company passes a resolution for voluntary winding up the vested portion of his or her Subsisting Option may be exercised on the earlier of the end of the Option Period and the Appropriate Period whereupon, if not exercised, the Option will lapse without further notice.

EXCHANGE OF OPTIONS ON A MERGER OR ASSET SALE
---------------------------------------------

Notwithstanding the provisions of Rule 7, if any person ("the Acquiring Company") obtains Control of the Company or becomes bound or entitled to acquire shares in the Company within the circumstances specified in Rule 7.1, any Optionholder may at any time within the Appropriate Period, by agreement with the Acquiring Company, release his Option ("the Old Option") in consideration of the grant to him of a new option ("the New Option") which is equivalent to the Old Option (by virtue of satisfying the requirements of paragraph 15(3) of Schedule 9) but relates to shares in a different company (whether the Acquiring Company itself or some other company which, on the assumption that the Acquiring Company were the grantor, would be a company falling within paragraph (b) or (c) of paragraph 10 of Schedule 9). Where any New Options are granted pursuant to this Rule 8.1 they shall be regarded for the purposes of the subsequent application of the provisions of this Scheme as having been granted at the time when the corresponding Old Options were granted and, with effect from the date on which the New Options are granted, these Rules shall, in relation to the New Options, be construed as if references to the Company and to the Shares were references to the Acquiring Company and to shares in the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate and to the shares in that other company, but references to Participating Companies shall continue to be construed as if references to the Company were references to Extended Systems Incorporated.

As soon as practicable after having granted the New Option in accordance with the provisions of Rule 8.1, the Acquiring Company shall issue an option certificate in respect of such Option or shall procure that such an option certificate is issued. The option certificate shall state:

the date on which the Old Option (which has been released in consideration of the grant of the New Option) was granted;

            the number and class of Shares subject to the New Option;

            the Exercise Price payable for each Share under the New Option; and

            the last date on which a notice exercising the New Option can be given,

            and subject as aforesaid shall be issued in such form and manner as the Board may from time to time prescribe.

VARIATION OF SHARE CAPITAL
--------------------------

In the event of any variation of the share capital of the Company by way of capitalisation or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any Option and the Exercise Price for each of those Shares shall be adjusted in such manner as the Board consider fair and reasonable provided that:

            9.1.1 the aggregate amount payable on the exercise of an Option in full is not increased;

            9.1.2 the Exercise Price for a Share is not reduced below its nominal value;

            9.1.3 no adjustment shall be made without the prior approval of the Board of Inland Revenue; and

            9.1.4 following such adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 ICTA.

The Company may take such steps as it considers necessary to notify Optionholders of any adjustment made under Rule 9.1 and to call in, cancel, endorse, issue or re-issue any Option Certificate consequent upon such adjustment.

MANNER OF EXERCISE OF OPTIONS
-----------------------------

No Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 from participating in the Scheme.

No Option may be exercised at any time when the shares which may be acquired as a result do not satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

The allotment or transfer of Shares subject to an Option shall be conditional upon the Optionholder complying with arrangements specified by the Company for the payment of any taxation (including without limitation the deduction of tax as source) and/or social security contributions. The Company or any other Participating Company which employs an Optionholder shall be entitled to make arrangements for the sale of some of the Shares to be alloted or transferred to an Optionholder to satisfy such Optionholder's tax liability and/or liability to social security contributions.

Each Optionholder agrees to indemnify the Indemnified Persons against any tax or social security claim of whatever nature or any liability or obligation incurred by the Indemnified Persons which relates to the liability of an Optionholder in the Plan to taxation or social security contributions.

            Any liability of the Company or any other of the Indemnified Persons to make employer social security contributions for its own account in respect of an Option provided under the Plan, shall not be the liability of the Optionholder.

An Option shall be exercised by the Optionholder or his Personal Representatives serving a written or electronic notice in the form set out (or in such other form as the Board may reasonably require) on the Company which:

            10.5.1 states the number of Shares in respect of which the Option is to be exercised;

            10.5.2 is accompanied by a payment equal to the product of the number of Shares stated in the notice and the Exercise Price; and

            10.5.3 is accompanied by payment under the Indemnity if and to the extent that in relation to an Option granted under the Scheme, any of the Indemnified Persons is liable, or is in accordance with current practice believed by the Board to be liable, to account to any revenue or other authority for any sum in respect of any tax or social security charges which may arise on grant, exercise, release or other disposal of the Option for which the Optionholder is liable.

            10.6 The notice of exercise may take effect on the day when the Company, having received the notice, is satisfied that:

            10.6.1 payment has been made by the Optionholder in respect of the Shares; and

            10.6.2. where reasonably required by the Board payment has been made under the Indemnity to satisfy the Optionholder's libility to any tax or social security charges for which the Optionholder is liable.

10.7 The number of Shares specified in any notice served under Rule 10.5 shall be allotted and issued within 30 days of the date on which notice of exercise on the Company comes into force under Rule 10.4 above. A definitive share certificate may be issued to the

            Optionholder as soon as reasonably practicable after the allotment and issue of the Shares. Save for any rights determined by reference to a date preceding the date of allotment, such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment.

10.8 When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new option certificate may be issued accordingly by the Company as soon as possible after the partial exercise.

ADMINISTRATION AND AMENDMENT
----------------------------

The Scheme shall be administered by the Board whose decision on all disputes shall be final.

The Board may from time to time amend these Rules provided that:

            11.2.1 no amendment may affect an Optionholder as regards an Option granted prior to the amendment being made;

            11.2.2 no amendment may be made which would make the terms on which Options may be granted materially more generous or would increase the limits specified in rule 5 without the prior approval of the Company in general meeting, and

            11.2.3 no amendment shall have effect until approval by the Board of the Inland Revenue.

The cost of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Board shall determine.

The Board may establish a committee consisting of not less than two Board members to whom any or all of its powers in relation to the Scheme may be delegated. The Board may at any time dissolve such committee, alter its constitution or direct the manner in which it shall act.

Any notification or other notice which the Company is required to give or may desire to give to any Optionholder pursuant to the Scheme must be sent by fax or delivered in electronic form or sent by ordinary post in a prepaid envelope addressed to the Optionholder's address last known to the Company.

Any notice sent electronically shall be deemed to be properly received on the same day the notice is sent. Any notice sent by post (by airmail if overseas) shall be deemed to be properly served four working days after an envelope containing such notice and properly addressed has been posted by first class prepaid post (or if sent airmail from or to overseas on the fifth day following the day of posting). Share certificates and other communications sent by post will be sent at the risk of the Optionholder. The Company shall only accept liability in respect of any notification, document, or other communication so given or sent to it by an Optionholder, where the sender can prove postage/electronic or fax transmission.

Any notice given by an Optionholder to the Company pursuant to the Scheme must be given in writing or electronic form and signed by the Optionholder as the case may be and shall be acted upon by the Company as soon as practicable after receipt. Any such notice shall be properly given if sent by fax or in electronic form or prepaid registered post (by airmail if overseas) or delivered to the Company at its registered offices.

GENERAL
-------

This Scheme shall commence upon the date of its approval by the Inland Revenue and shall (unless previously terminated by a resolution of the Board terminate on the tenth anniversary from the date of being adopted by the Board. Upon termination (however occurring) no further Options may be granted but such termination shall be without prejudice to any accrued rights in existence at the date hereof.

The Company shall at all times keep available sufficient authorised and unissued Shares to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.

All Optionholders agree as a condition of their participation in the Scheme that any personal data in relation to them may be held by any company in the Extended Systems Incorporated Group and/or passed to any third party where necessary for the administration of the Scheme.

This Scheme and all Options granted under it shall be governed by and construed in accordance with English law.

RELATIONSHIP WITH CONTRACT OF EMPLOYMENT
----------------------------------------

The grant of an Option does not form part of the Optionholder's entitlement to remuneration or benefits pursuant to his contract of employment.

The rights and obligations of an Optionholder under the terms of his contract of employment with the Company or any current or former Associated Company shall not be affected by the grant of an Option.

An Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his office or employment (including, without limitation, any breach of contract by his employer) or in any other circumstances whatsoever.

                                   APPENDIX A
                                   ----------

LETTER OF INVITATION:  TO BE TYPED ON THE LETTERHEAD OF
EXTENDED SYSTEMS INCORPORATED

                                              Date


Dear

THE EXTENDED SYSTEMS INCORPORATED APPROVED SHARE OPTION  SCHEME ("the Scheme")

            Extended Systems has a strong belief in rewarding our employees based on contribution and has a significant interest in retaining our key personnel. Therefore, to recognize your efforts and dedication to Extended Systems and to encourage your continued contributions to our team, you have been awarded an Extended Systems stock option grant from the Scheme, the details of which are below.

Number of Shares:
Exercise Price:
Grant Date:

            This option has been granted to you in accordance with the Scheme and provides for a four-year vesting period, the details of which will be defined in the option certificate, and the exercise price will (subject to the agreement of the Shares Valuation Division of the Inland Revenue) be equal to the closing price of Extended Systems stock as listed on the Nasdaq Stock Exchange on the day prior to the grant.

            Three Option Certificate will be distributed to you within the next three to four weeks. When you receive these Option Certificates, could you please sign all three Option Certificates in the presence of a witness and return two of the Option Certificates to [ ] (in the pre-addressed envelope provided) within 7 days from the date of receiving the Option Certificates. Keep the third option certificate for your records.

            The purpose of the Scheme is to attract and retain the best personnel possible, to provide additional incentives to our personnel and to promote the success of Extended Systems by making employees shareholders as well as employees of Extended Systems.

            Thank you very much for your efforts for our team and we look forward to sharing much success with you in the future.


                                            Sincerely,

                                   APPENDIX B
                                   ----------

                               OPTION CERTIFICATE

                   THIS CERTIFICATE IS IMPORTANT AD SHOULD BE
                              KEPT IN A SAFE PLACE

  THE EXTENDED SYSTEMS INCORPORATED APPROVED SHARE OPTION SCHEME ("THE SCHEME")

Option Certificate

Note:   The words in this Option Certificate shall bear the same meaning as the words defined in the rules of the Scheme (the "Scheme Rules")

This is to certify that

 .........................................................

is the holder of an Option to acquire up to a maximum of .......................
ordinary shares of ...................each in Extended Systems Incorporated at a price of .......................per ordinary share.

This Option was granted on ..........................................under the
Rules of the Scheme.

The Option is exercisable in accordance with the terms of the Rules of the Scheme, the terms of the letter to you of [date of invitation letter], as they are amended from time to time and with the Vesting Schedule outlined below and the conditions of exercise set out in the appendix to the Option Certificate. If there is to be no charge to income tax on the exercise of an Option then, in addition to complying with the rules of the Scheme, the exercise must be

o    made at a time when the Scheme retains Inland Revenue approval;

o    not earlier than 3 or later than 10 years after the Option was granted; and

o not earlier than 3 years following the latest previous exercise by the participant of an Option (obtained under this or any other Option Plan (except a savings related Share Option Plan) approved by the Inland Revenue) which enjoyed relief from income tax.

This Option is not transferable, and will lapse upon the occasion of an assignment, charge, disposal or other dealing with the rights conveyed by it in any other circumstances.


Vesting Schedule:


EXECUTED as a Deed by
Extended Systems Incorporated
acting by:


                                                CORPORATE SECRETARY


                                                CHIEF EXECUTIVE OFFICER

Signed by [Optionholder]............            )
in the presence of:     ............            )



Signature:            .....................................


Print in capitals

Name of witness:      .....................................

Address:              .....................................

                        ...................................

Occupation:           .....................................

Date:                   ...................................















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


                                   APPENDIX C
                                   ----------

                       NOTICE OF EXERCISE OF SHARE OPTION
                       ----------------------------------


To:         The Corporate Secretary, Extended Systems Incorporated

I hereby exercise the Option referred to in the Option Certificate dated
([                     ]) in respect of all/............................* of the
shares over which the Option may be exercised, and:


      I enclose a cheque made payable to Extended Systems Incorporated in the sum of (pound)............... being the aggregate Exercise Price of such shares and any payment to satisfy any arising tax liability that I have agreed to pay by way of indemnity.

Name (block letters)                              Signature

 .....................................             ..............................

Address
 .....................................
 .....................................
 .....................................             Date .........................

NOTES:

1. This form provides that payment of the Exercise Price for the shares in respect of which the Option is exercised and any additional payment of such sum as may require to be paid under a duly executed power of attorney in accordance with the conditions of exercise set out in the Appendix to the Option Certificate and/or a duly executed agreement and/or joint election.

2. Where the Option is exercised by personal representatives, an office copy of the Probate or Letters of Administration should accompany the form.

3.       IMPORTANT: The Plan has been approved by the Inland Revenue under
         Schedule 9 to the Income and Corporation Taxes Act 1988. However, Extended Systems Incorporated does not undertake to advise you on the tax consequences of exercising your Option. If you are unsure of the tax liabilities which may arise, you should take appropriate professional advice before exercising your Option.

* Delete/insert number as appropriate



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

                                   APPENDIX D
                                   ----------

TO BE TYPED ON THE LETTERHEAD OF  EXTENDED SYSTEMS INCORPORATED


I declare that the shares to be issued in the Extended Systems Incorporated Approved Share Option Scheme satisfy the conditions in paragraphs 10 to 14 (inclusive), Schedule 9, ICTA 1988. Namely that the shares are:

1.       part of the ordinary share capital of the grantor;

2.       shares in a company not controlled by another company

3.       fully paid up and irredeemable;

4. not subject to any restrictions not attaching to all shares of the same class; and

5.       part of the only class of ordinary shares.

Signed................................................................

Corporate Secretary..............................................

Date...................................................................

                                   APPENDIX E
                                   ----------




TO BE TYPED ON THE LETTERHEAD OF  EXTENDED SYSTEMS INCORPORATED



We the Directors of Extended Systems Incorporated declare that we will not use our power to vote for the transfer of shares in any way to discriminate against the transfer of shares acquired under the Extended Systems Incorporated Approved Share Option Scheme ("the Scheme"), and that employees participating in the Scheme will be informed of this declaration.


Signed for and
 on behalf of all the Directors
of Extended Systems Incorporated................................................

Chairman....................................................
(duly authorised to sign on behalf of the Directors of Extended Systems Incorporated)

Date..........................................................

            Adopted by the Company on

Approved by the Inland Revenue on












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